EXHIBIT 99.1

15 West 6th Street, Suite, 1800 · Tulsa, Oklahoma 74119 · (918) 513-4570 · Fax: (918) 513-4571
www.laredopetro.com

Laredo Petroleum Schedules First-Quarter 2013 Earnings Conference
Call For May 9 and Provides Commodity Derivatives Update

First-Quarter 2013 Results
Thursday, May 9, 2013
9:00 a.m. CT (10:00 a.m. ET)
Dial-in number: 866.318.8611
International dial-in number: 617.399.5130
Conference Code: 70818407
TULSA, OK - April 15, 2013 - Laredo Petroleum Holdings, Inc. (NYSE: LPI) (“Laredo” or “the Company”), will host a conference call on Thursday, May 9, 2013 at 9:00 a.m. CT (10:00 a.m. ET) to discuss its first-quarter 2013 financial and operating results. Laredo plans to release earnings the same day before market open.
The Company also announces first-quarter 2013 preliminary results for its commodity derivatives.

Conference Call
Laredo invites interested parties to listen to the call via the Company's website at www.laredopetro.com, under the tab for “Investor Relations.” Individuals who would like to participate on the call should dial the applicable dial-in number approximately 10 minutes prior to the scheduled conference time, and enter the conference code listed above. A telephonic replay will be available approximately two hours after the call on May 9, 2013 through Thursday, May 16, 2013. Participants may access this replay by dialing (888) 286-8010, using conference code 56237101.

Commodity Derivatives Update
For the three months ended March 31, 2013, Laredo expects to report an approximate $16.9 million loss on commodity derivative instruments, comprised of an approximate $3.8 million realized gain and an approximate $20.6 million unrealized loss. Although management does not expect these numbers to change, they are preliminary and unaudited.
Laredo records all derivative instruments on the balance sheet as either assets or liabilities measured at their estimated fair value. Laredo has not designated any derivative instruments as hedges for accounting purposes and Laredo does not enter into such instruments for speculative trading purposes.

Realized gains and realized losses from the settlement of commodity derivative instruments and unrealized gains and unrealized losses from valuation changes in the remaining unsettled commodity derivative instruments are reported under “Non-operating income (expense)” in our consolidated statements of operations.
Laredo Petroleum Holdings, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Laredo's business strategy is focused on the exploration, development and acquisition of oil and natural gas properties primarily in the Permian and Mid-Continent regions of the United States.
Additional information about Laredo may be found on its website at www.laredopetro.com.
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Forward-Looking Statements

This press release contains forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Laredo assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events. The actual impact of derivative instruments described above may be different, and could differ materially, from these estimates due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for our first-quarter 2013 are finalized.
General risks relating to Laredo include, but are not limited to the risks described in its Annual Report on Form 10-K for the year ended December 31, 2012, and those set forth from time to time in other filings with the Securities and Exchange Commission (“SEC”). These documents are available through Laredo's website at www.laredopetro.com under the tab “Investor Relations” or through the SEC's Electronic Data Gathering and Analysis Retrieval System ("EDGAR") at www.sec.gov. Any of these factors could cause Laredo's actual results and plans to differ materially from those in the forward-looking statements. Therefore, Laredo can give no assurance that its future results will be as estimated. Laredo does not intend to, and disclaims any obligation to, update or revise any forward-looking statement.

Contacts:
Rick Buterbaugh: (918) 858-5151 - RButerbaugh@laredopetro.com
Branden Kennedy: (918) 858-5015 - BKennedy@laredopetro.com

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